Exhibit 99.1

Refco Group Ltd., LLC	Company Contact:
One World Financial Center	For Refco Group Ltd., LLC
200 Liberty Street – Tower A	Roger Ma
New York, NY 10281	212-587-6355
212-693-7000	rma@refco.com
www.refco.com
For Cargill Investor Services
Lori Johnson
952-742-6194
Lori_Johnson@Cargill.com

Geraldine O’Shea
44.1932.861.408
Geraldine_O’Shea@Cargill.com

REFCO TO ACQUIRE GLOBAL OPERATIONS OF
CARGILL INVESTOR SERVICES

Purchase to Enhance Client Access to Exchange-Traded Derivatives, Related Markets

NEW YORK, June 22, 2005 - REFCO Group Ltd., LLC, (REFCO) a leading provider of execution and clearing services for exchange-traded derivatives and one of the world’s largest independent derivative brokers, announced today that it has entered into a definitive agreement to acquire the global brokerage operations of Cargill Investor Services (CIS) for $208 million in cash and future contingent cash payments of between $67 million and $192 million, based on performance of the acquired operations.   The transaction will enable REFCO and CIS to consolidate strategies that focus on providing global clients with non-conflicted access to exchange-traded derivatives and related brokerage markets.

“We are delighted by the agreement REFCO has reached with Cargill Investor Services,” said Phillip Bennett, President and Chief Executive Officer of REFCO.  “We have always had the greatest regard for the CIS team and their business model, which is highly complementary to our own.  The combined operations of REFCO and CIS will provide our clients with enhanced capabilities in markets that are of increasing importance globally.  We are particularly proud to now include Cargill among our major clients.”

“Moving the CIS business to REFCO fits well with REFCO’s intent to expand its business and represents the best opportunity for CIS to continue its long-term growth and development,” said Warren Staley, Chairman and Chief Executive Officer of Cargill. “We know that our customers will be well served because REFCO’s commitment to client service is consistent with the level of service that our customers have come to know and expect from CIS as a Cargill company.  As further illustration of our confidence in REFCO, Cargill has entered into a long-term agreement to have them provide clearing services to Cargill businesses that currently use CIS.”

The transaction is expected to close in one to two months, subject to Hart-Scott-Rodino and other regulatory clearances.  The transaction is also subject to contractual closing conditions.

About Cargill Investor Services (CIS)

CIS is a wholly-owned but separately managed subsidiary of Cargill, Incorporated, an international provider of food, agricultural and risk management products and services.  With 105,000 employees in 59 countries, the company is committed to using its knowledge and experience to collaborate with customers to help them succeed.  For more information on Cargill, Incorporated and its business units, please visit www.cargill.com.

About REFCO Group Ltd, LLC

REFCO Group Ltd., LLC is a diversified financial services organization with operations in 14 countries and an extensive global institutional and retail client base. REFCO’s worldwide subsidiaries are members of principal U.S. and international exchanges, and are among the most active members of futures exchanges in Chicago, New York, London and Singapore. In addition to its futures brokerage activities, REFCO is a major broker of cash market products, including foreign exchange, foreign exchange options, government securities, domestic and international equities, emerging market debt, and OTC financial and commodity products. REFCO is one of the largest global clearing firms for derivatives.  For more information, visit www.refco.com.

Cautionary Note regarding Forward-Looking Statements

In this press release, we make forward looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact made in this press release are forward looking statements. These forward looking statements are based on assumptions that we have made in light of our experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward looking statements have a reasonable basis, you should be aware that many factors could affect anticipated results and cause them to differ materially from those anticipated in the forward looking statements.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  These factors include, but are not limited to: (i) our ability to close the proposed transaction on a timely basis or at all, (ii) our ability to receive regulatory approval for the proposed transaction on a timely basis or at all, (iii) our ability to successfully integrate the acquired business, (iv) our ability to retain the key customers and key personnel of the acquired business, and (v) our ability to attain expected operational synergies from the combined businesses. For a discussion of some of the other risks and important factors that could affect our future business, financial condition and operating results, see “Forward Looking Statements” in our Form S-4 Registration Statement filed under the Securities Act of 1933.

Because of these factors, we caution that you should not place undue reliance on any of our forward looking statements. Further, any forward looking statement speaks only as of today. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.  We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.